Exhibit 99

US AIRWAYS REPORTS FEBRUARY TRAFFIC

       ARLINGTON, Va., March 5, 2003 -- US Airways reported its February 2003 passenger traffic today.

       Revenue passenger miles for February 2003 decreased 15.8 percent on 15.8 percent less capacity compared to February 2002. The passenger load factor for the month was 67.1 percent, no change from February 2002.

       For the first two months of 2003, revenue passenger miles decreased 12.6 percent on 14.0 percent less capacity compared to the first two months of 2002. The passenger load factor for the period was 64.5 percent, a 1 percentage point increase compared to the same period in 2002.

       The three wholly owned subsidiaries of US Airways Group, Inc. -- Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc. -- reported an 11.6 percent decrease in revenue passenger miles for the month of February on 15.6 percent less capacity. The passenger load factor was 51.0 percent, a 2.3 percentage point increase compared to February 2002.

       For the first two months of 2003, Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc. reported a 7.9 percent decrease in revenue passenger miles on 9.9 percent less capacity. The passenger load factor was 46.9 percent, a 1.0 percentage point increase compared to the first two months of 2002.

       US Airways ended the month by completing 94.1 percent of its scheduled flights.

       "The month of February proved extremely difficult from an operational perspective as we faced unusually harsh winter conditions throughout the East," said US Airways President and Chief Executive Officer David Siegel. "The dedication and professionalism of our employees lessened the impact of these storms and enabled US Airways to return to normal operations in a short amount of time."

       System mainline passenger unit revenue for February 2003 is expected to decrease between 1.5 percent to 2.5 percent compared to February 2002.

Bankruptcy law does not permit solicitation of votes on a reorganization plan until the Bankruptcy Court approves the applicable disclosure statement relating to the reorganization plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the plan. On Jan. 17, 2003, the Bankruptcy Court approved the company's Disclosure Statement with respect to its First Amended Plan of Reorganization (Amended Plan) and authorized a balloting and solicitation process that commenced on Jan. 31, 2003, and will conclude on March 10, 2003. A hearing on confirmation of the Amended Plan is scheduled to commence in the Bankruptcy Court on March 18, 2003. Persons who are entitled to vote on the Amended Plan should obtain and read the Bankruptcy Court approved Disclosure Statement prior to voting to accept or reject the Amended Plan. The company will emerge from Chapter 11 if and when the Amended Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court.

Certain of the information contained in the attached news release should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of the DIP facility; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing costs; aviation fuel costs; security-related costs; competitive pressures on pricing (particularly from lower-cost competitors); weather conditions; government legislation and regulation; consumer perceptions of the company's products; acts of war or terrorism; and other risks and uncertainties listed from time to time in the company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. While no assurance can be given as to what values, if any, ultimately will be ascribed in the bankruptcy proceedings to each of these constituencies, it should be noted that the Amended Plan, which the company is seeking to confirm in March, affords no distribution to the company's equity security holders and cancels such equity securities. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

	US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS

	February 2003	February 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	1,947,029	2,449,507	(20.5)
International*	509,461	468,001	8.9
Total - Scheduled Service	2,456,490	2,917,508	(15.8)
Total (Including Charter)	2,464,982	2,917,815	(15.5)

Available Seat Miles (000):
Domestic*	2,900,848	3,701,122	(21.6)
International*	760,528	648,433	17.3
Total - Scheduled Service	3,661,376	4,349,555	(15.8)
Total (Including Charter)	3,675,390	4,349,907	(15.5)

Passengers Boarded*	2,872,361	3,691,534	(22.2)
System Load Factor*	67.1	67.1	0.0
Average Passenger Journey*	855.2	790.3	8.2

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS, INC.
YEAR-TO-DATE 2003

	Jan. - Feb. 2003	Jan. - Feb. 2002	Percent Change

Revenue Passenger Miles (000):
Domestic*	3,936,349	4,798,864	(18.0)
International*	1,106,816	972,960	13.8
Total - Scheduled Service	5,043,165	5,771,823	(12.6)
Total (Including Charter)	5,051,776	5,772,131	(12.5)

Available Seat Miles (000):
Domestic*	6,168,053	7,685,689	(19.7)
International*	1,652,238	1,409,887	17.2
Total - Scheduled Service	7,820,291	9,095,575	(14.0)
Total (Including Charter)	7,834,617	9,095,927	(13.9)

Passengers Boarded*	5,776,733	7,161,730	(19.3)
System Load Factor*	64.5	63.5	1.0
Average Passenger Journey*	873.0	805.9	8.3

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS

	February 2003	February 2002	Percent Change
Revenue Passenger Miles (000)	90,191	102,024	(11.6)
Available Seat Miles (000)	176,963	209,738	(15.6)
Passengers Boarded*	406,608	469,599	(13.4)
System Load Factor*	51.0	48.6	2.3
Average Passenger Journey	221.8	217.3	2.1

	US AIRWAYS EXPRESS**
YEAR-TO-DATE 2003

	Jan. - Feb. 2003	Jan. - Feb. 2002	Percent Change
Revenue Passenger Miles (000)	180,992	196,482	(7.9)
Available Seat Miles (000)	386,295	428,665	(9.9)
Passengers Boarded*	817,792	908,332	(10.0)
System Load Factor*	46.9	45.8	1.0
Average Passenger Journey	221.3	216.3	2.3

*scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE: Numbers may not add or calculate due to rounding

NUMBER: 4496